Registration No.  333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CARROLLTON BANCORP

(Exact name of registrant as specified in its charter)

Maryland	52-1660951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CARROLLTON BANCORP
344 N. Charles Street, SUITE 300
BALTIMORE, MARYLAND 21201-3936
TELEPHONE:  (410) 536-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CARROLLTON BANCORP
1998 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Robert A. Altieri
President and Chief Executive Officer
344 North Charles Street, Suite 300
Baltimore, Maryland 21201
(410) 536-4600

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Copies to:

Charles R. Moran, Esquire

Ballard Spahr Andrews & Ingersoll, LLP

300 East Lombard Street, 18th Floor

Baltimore, Maryland 21202

Telephone:  (410) 528-5600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, Par value $1.00 per share	90,000	(3)	$16.45	$1,480,500	$187.58

(1)           Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend and the like.

(2)           Estimated solely for the purpose of calculating the registration fee.  In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Company’s Common Stock on November 29, 2004, $16.45, as reported on the Nasdaq National Market for securities of the same class as those to be offered.

(3)           This registration statement relates to 90,000 shares of Common Stock, $1.00 par value per share, reserved for issuance under the 1998 Long-Term Incentive Plan (the “Incentive Plan”), which shares are in addition to 200,000 shares of Common Stock, $1.00 par value per share, previously registered pursuant to a Registration Statement on Form S-8 and filed with the Securities and Exchange Commission (Registration No. 333-82915).  The current filing is being made to register the 90,000 shares which are issuable under the Incentive Plan.

PART I – INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement covers 90,000 shares of Common Stock, par value $1.00 per share, of Carrollton Bancorp (the “Company”).  The documents containing the information required to be included in Part I of this Registration Statement will be provided to all persons who are selected to participate in the Incentive Plan.

Items 4, 5, 6, 7 and 9 of Part II of Carrollton Bancorp’s Registration Statement on Form S-8 (File No. 333-82915) are incorporated by reference herein pursuant to Instruction E of Form S-8.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) by the Company (File No. 0-23090) or pursuant to the Securities Act of 1933, as amended (the “Securities Act”) are incorporated herein by reference:

(a)                                  Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

(b)                                 Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2004;

(c)                                  Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2004;

(d)                                 Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004;

(d)                                 Current Reports on Form 8-K dated April 16, 2004; July 23, 2004; August 13, 2004; November 4, 2004; November 16, 2004.

(e)                                  All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the Company’s most recent fiscal year ended December 31, 2003;

(f)                                    The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-4 (No. 33-33027), filed with the Commission by the Company on January 12, 1990, and any amendments or reports now or heretofore filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.  Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

4.1                                 Carrollton Bancorp 1998 Long-Term Incentive Plan, as amended.

4.4                                 Articles of Incorporation of the Company dated January 11, 1990, as amended by Articles of Amendment dated May 11, 1999 (incorporated by reference to the Company’s Registration Statement on Form S-4 (No. 33-33027), dated January 12, 1990 and DEF Form 14A filed by the Company on March 19, 1999).

4.5                                 Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Registration Statement on Form S-4 (No. 33-33027), dated January 12, 1990).

5.1                                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1                           Consent of Independent Registered Pulic Accounting Firm- Rowles & Company LLP.

23.2                           Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5.1).

24.1                           Power of Attorney (included in signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on December 2, 2004.

CARROLLTON BANCORP

By	/s/ Robert A. Altieri
Robert A. Altieri
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below in so signing also makes, constitutes and appoints Robert A. Altieri and Barbara Broczkowski, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Albert R. Counselman	Chairman of the Board and Director	December 2, 2004
Albert R. Counselman

/s/ Robert A. Altieri	President and Chief Executive Officer	December 2, 2004
Robert A. Altieri	(Principal Executive Officer)

/s/ Barbara Broczkowski	Senior Vice President and Chief Financial Officer	December 2, 2004
Barbara Broczkowski	(Principal Financial Officer and Principal Accounting Officer)

/s/ John P. Hauswald	Director	December 2, 2004
John P. Hauswald

/s/ David P. Hessler	Director	December 2, 2004
David P. Hessler

/s/ William C. Rogers, Jr.	Director	December 2, 2004
William C. Rogers, Jr.

/s/ Robert J. Aumiller	Director	December 2, 2004
Robert J. Aumiller

/s/ Ben F. Mason	Director	December 2, 2004
Ben F. Mason

/s/ Charles E. Moore, Jr.	Director	December 2, 2004
Charles E. Moore, Jr.

/s/ John Paul Rogers	Director and Chairman of the Bank	December 2, 2004
John Paul Rogers

/s/ Steven K. Breeden	Director	December 2, 2004
Steven K. Breeden

/s/ Harold I. Hackerman	Director	December 2, 2004
Harold I. Hackerman

/s/ Howard S. Klein	Director	December 2, 2004
Howard S. Klein

EXHIBIT INDEX

Number	Exhibit

4.1

Carrollton Bancorp 1998 Long-Term Incentive Plan, as amended.

4.4

Articles of Incorporation of the Company dated January 11, 1990, as amended by Articles of Amendment dated May 11, 1999 (incorporated by reference to the Company’s Registration Statement on Form S-4 (No. 33-33027), dated January 12, 1990 and DEF Form 14A filed by the Company on March 19, 1999).

4.5

Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Registration Statement on Form S-4 (No. 33-33027), dated January 12, 1990).

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1	Consent of Independent Registered Public Accounting Firm- Rowles & Company LLP.

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in signature page).